Exhibit 99.1

Civitas announces DJ Basin acquisition and concurrent ceo transition

Eric Greager has stepped down as CEO; Civitas Chairman and Kimmeridge Managing Partner, Ben Dell, to assume role of Interim CEO

Civitas provides preliminary 2022 guidance; announces fourth quarter 2021 earnings release date and conference call

DENVER, February 1, 2022 – Civitas Resources, Inc. (NYSE: CIVI) (“Civitas” or the “Company”), a Colorado energy leader and the state’s first carbon neutral oil & gas producer, today announced that it has signed definitive agreements to acquire privately held Denver-Julesburg Basin (“DJ Basin”) operator Bison Oil & Gas II, LLC (“Bison”) for approximately $346 million of consideration, consisting of 2.3 million CIVI shares, $45 million in cash and the assumption of approximately $176 million in debt and other liabilities (the “Transaction”). The Transaction is expected to close in the first quarter of 2022 and demonstrates Civitas’ disciplined approach to consolidation with a focus on value creation and accretion.

Transaction Highlights

•	Strengthens Civitas’ portfolio by adding 102 gross high-quality locations, of which 38 are fully permitted

•	Attractive valuation with total consideration at a discount to PDP PV-12 and 1.7x 2022E EBITDA(1)

•	Enhances Civitas margins with 2022E pro forma production increase of approximately 9,000 Boed composed of 75% oil and 90% liquids, without incremental G&A expense

•	Accretive to Civitas’ NAV, 2022E production and 2022E EBITDA; accretive to FCF beginning in 2023

•	Preserves Civitas’ fortress balance sheet, with pro forma net leverage of 0.2x

•	Civitas will integrate the new assets under its net zero policy, further reducing basin emissions

Kimmeridge Energy, Civitas’ second largest shareholder, commented: “In just a short period of time, Civitas has established itself as a leading platform in the DJ Basin, with scale, resources and a demonstrated commitment to delivering unprecedented value to all of its stakeholders. We are very pleased with the integration progress of Civitas' legacy companies and firmly believe that the Company is well positioned to continue successfully executing its business plan, with a clear objective of identifying value-accretive opportunities.”

RBC Capital Markets, LLC and Petrie Partners, LLC are serving as financial advisors and Kirkland & Ellis LLP is serving as legal advisor to Civitas. CIBC Capital Markets is serving as financial advisor and Bracewell LLP is serving as legal advisor to Bison.

(1)	Based on strip pricing as of January 28th, 2022.
(2)	Assumes 10 months of contribution from the Transaction.

CEO Transition

Concurrent with the Transaction, Civitas announced that Eric Greager has stepped down as President and Chief Executive Officer, effective January 31, 2022. During his tenure as CEO, Mr. Greager oversaw the successful integrations of Bonanza Creek Energy, Inc., HighPoint Resources, Inc., Extraction Oil & Gas, Inc., and Crestone Peak Resources, LLC. Civitas’ Chairman, Ben Dell, a deeply experienced energy investor and early proponent of the new E&P business model, will assume the role of Interim CEO. In order to help ensure its continued success, Mr. Greager has agreed to serve as a technical consultant to Civitas for the next 12 months.

Civitas has formed a search committee comprised of members of its Board of Directors to identify a new CEO who will further Civitas’ core principles of executing on its prudent reinvestment strategy, returning meaningful cash to shareholders while maintaining a peer-leading balance sheet, realizing value creation via consolidation, and exhibiting continued ESG leadership.

Eric Greager said, “It has been an honor and privilege serving as CEO of Civitas. I want to thank the Civitas Board and our entire team for their exceptional efforts in successfully shaping the Company’s founding principles and positioning the platform for long term success.”

Mr. Dell said, “On behalf of the Board and the entire Civitas organization, we thank Eric for all of his efforts in helping to establish Civitas as the largest pure play E&P in the DJ Basin. Eric realized much success in his time as CEO, and we wish him all the best with his future endeavors.”

Preliminary 2022 Pro Forma Outlook

The Company announced preliminary key metrics associated with its 2022 budget, including impacts of the Transaction. Civitas standalone is on track to increase its 2022E margins given an oilier production base relative to 2021, margins which are further enhanced by the Transaction. Highlights include:

($ in millions, unless stated)	2022E CIVI Standalone	Transaction Adjustments(2)	2022E CIVI Pro Forma
Oil Production (MBbld)	64 – 68	5 – 7	69 – 75
Total Production (MBoed)	150 – 158	6 – 9	156 – 167
Drilling & Completion Capex	$700 – 800	$125 – 150	$825 – 950
Total Capex	$770 – 890	$125 – 150	$895 – 1,040

Civitas exited 2021 with a cash balance of approximately $250 million and an undrawn revolving credit facility, yielding over $1.0 billion in liquidity, not pro forma for the Transaction. The Company looks forward to providing full financial and operating results along with detailed guidance in conjunction with its regularly scheduled fourth quarter 2021 earnings release.

Pro Forma Hedge Positions

The following table is a summary of Civitas’ hedge positions as of January 1, 2022, inclusive of 10 months of contribution from the Transaction for 2022, starting March 1.

Pro Forma Acreage Position

Fourth Quarter Earnings Release Date and Conference Call

Civitas announced that it is scheduled to release its fourth quarter 2021 operating and financial results after market close on February 28, 2022. The Company will host a conference call to discuss these results the following morning, Tuesday, March 1, at 8:00 a.m. Mountain Time (10:00 a.m. Eastern Time). A live webcast of this event will be available on the Investor Relations section of the Company’s website at www.civitasresources.com. Dial-in information for the conference call is included below.

Type	Dial-In Number	Passcode
Live Participant	(888) 510-2535	4872770
Replay	(800) 770-2030	4872770

About Civitas Resources, Inc.

Civitas Resources, Inc. is Colorado’s first carbon neutral oil & gas producer and is focused on developing and producing crude oil, natural gas and natural gas liquids in Colorado’s Denver-Julesburg Basin. The Company is committed to pursuing compelling economic returns and cash flow while delivering best-in-class cost leadership and capital efficiency. Civitas is dedicated to safety, environmental responsibility, and implementing industry leading practices to create a positive local impact. For more information about Civitas, please visit www.civitasresources.com.

Forward-Looking Statements and Cautionary Statements

Certain statements in this press release concerning the credit facility, the results, effects, benefits and synergies of the transaction, future opportunities for Civitas, future financial performance and condition, guidance and any other statements regarding Civitas’ future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. Specific forward-looking statements include statements regarding Civitas’ plans and expectations with respect to the Transactions and the anticipated impact of the Transactions on Civitas’s results of operations, financial position, growth opportunities and competitive position. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995.

These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the Transaction; the diversion of management time on Transaction-related issues; the ultimate timing, outcome and results of integrating the legacy operations of Civitas; changes in capital markets and the ability of Civitas to finance operations in the manner expected; the effects of commodity prices; the risks of oil and gas activities; and the fact that operating costs and business disruption may be greater than expected following the public announcement or consummation of the Transactions. Additionally, risks and uncertainties that could cause actual results to different materially from those anticipated also include general economic conditions, whether internationally, nationally or in the regional and local market areas in which we do business; the effects of disruption of our operations or excess supply of oil and natural gas due to the COVID-19 pandemic and the actions by certain oil and natural gas producing countries; the scope, duration and severity of the COVID-19 pandemic, including any recurrence, as well as the timing of the economic recovery following the pandemic; ability of our customers to meet their obligations to us; our ability to generate sufficient cash flow from operations, borrowings, or other sources to enable us to fully develop our undeveloped acreage positions; the presence or recoverability of estimated oil and natural gas reserves and the actual future sales volume rates and associated costs; uncertainties associated with estimates of proved oil and gas reserves; the assumptions underlying forecasts, including forecasts of production, well costs, capital expenditures, rates of return, expenses, cash flow and cash flow from purchases and sales of oil and gas; the possibility that the industry may be subject to future local, state, and federal regulatory or legislative actions (including additional taxes and changes in environmental regulation); environmental risks; seasonal weather conditions; drilling and operating risks, including the risks associated with the employment of horizontal drilling and completion techniques; our ability to acquire adequate supplies of water for drilling and completion operations; availability of oilfield equipment, services, and personnel; exploration and development risks; competition in the oil and natural gas industry; our ability to secure adequate processing capacity for natural gas we produce, to secure adequate transportation for oil, natural gas, and natural gas liquids we produce, and to sell the oil, natural gas, and natural gas liquids at market prices; continued hostilities in the Middle East, South America, and other sustained military campaigns or acts of terrorism or sabotage; and other economic, competitive, governmental, legislative, regulatory, geopolitical, and technological factors that may negatively impact our businesses, operations, or pricing. Expectations regarding business outlook, including changes in revenue, pricing, capital expenditures, cash flow generation, strategies for our operations, oil and natural gas market conditions, legal, economic and regulatory conditions, and environmental matters are only forecasts regarding these matters.

Additional information concerning other risk factors is also contained in Civitas’ most recently filed Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other Securities and Exchange Commission (“SEC”) filings. Additional information concerning Civitas, Extraction and Crestone Peak, the Transactions, and risks relating to the Transactions can be found in the registration statement on Form S-4 filed by Bonanza Creek, Registration No. 333-257882, which was declared effective by the SEC on September 28, 2021. Civitas undertakes no duty to publicly update these statements except as required by law.

For further information, please contact:

Investor Relations:

John Wren, ir@civiresources.com

Media:

Brian Cain, info@civiresources.com

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